UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Supportingsmallbusiness, Inc.

(Exact Name of Registrant As Specified In Its Charter)

New Jersey	6799	47-1537715
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

15 Gottenham St. Glebe, Sydney, NSW Australia	2037
(Address of principal executive offices)	(Zip Code)

NJ Sehgal & Associates, Inc. 108Chestnut Street, Suite 204 Roselle, NJ 07203
(Name, address and telephone number of agent for service)
with copies to:
Adam S. Tracy, Esq. Securities Compliance Group, Ltd. 2100 Manchester Road, Suite 615 Wheaton, IL 60187 (888) 978-9901 at@ibankattorneys.com

SEC File No.______

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock	5,000,000	1.00	5,000,000	$503.50

(1)	Calculated under Section 6(b) of the Securities Act of 1933 as .0001007 of the aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS – SUBJECT TO COMPLETION DATED FEBRUARY 9, 2016

Supportingsmallbusiness, Inc.

Up to 5,000,000 Common Shares at $1.00 per Share

Supportingsmallbusiness, Inc. (“we”, “us”, or the “Company”) is offering for sale a maximum of 5,000,000 shares of its common stock, par value $0.0005 per share, at the price of $1.00 per share.  There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.  The aggregate offering price of all securities sold under this prospectus may not exceed $5,000,000. The offering will commence on the effective date of this prospectus and will terminate as of the earlier date of the sale of the maximum shares offered hereunder, the passing of 365 days, or the decision by Company management to deem the offering closed.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell. We will bear the all of the costs associated with this offering.

This is our initial public offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

We are a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more businesses or entities, which we refer to throughout this prospectus as a target business. Our efforts to identify an initial business combination will not be limited to a particular industry or geographic region, although we intend to focus on companies operating in the technology industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We plan to seek, investigate, and, if warranted, acquire small and medium size companies, and develop those acquired companies to increase their value. We intend to concentrate our acquisition efforts on properties or businesses that the Company believes to be undervalued. We will seek opportunities to assist acquired companies with management strength and capital for growth for purposes of selling such companies later or adding them to the Company’s profile of subsidiaries.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception, August 12, 2014, to December 31, 2014 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled “Risk Factors” found herein for additional information regarding the risks associated with our company and common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

The Date of this Prospectus is February 9, 2016

TABLE OF CONTENTS

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Supportingsmallbusiness” refer to Supportingsmallbusiness, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

RIGHTS AND PROTECTIONS UNDER RULE 419

We are a New Jersey corporation formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location, although we intend to focus our search for target businesses in the technology industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

The net proceeds of this offering will be placed in an trust account until the completion of a merger or acquisition as detailed herein (other than up to 10% of the proceeds that may be released to the company when the offering is closed; which could include when the maximum amount is reached), which is expected to occur prior to entry into an acquisition agreement. The registrant may not be successful in the offering or a merger or acquisition. Such trusted funds may not be used for salaries or reimbursable expenses.

Rule 419 Requirements

The following are the requirements set forth under Rule 419 regarding the completion of a transaction as a blank check company.  All of the requirements of Rule 419 of the Securities Act of 1933, as amended are applicable to our offering.

If we engage in a registration statement offering, our securities for sale as a blank check company, or with a company that would still be considered a shell company or blank check company, will require registration subject to Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”). The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. We have filed this registration statement offering of our securities for sale before we complete a business combination with an operating company, we are considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering require registration under the Securities Act, furthermore, the registered securities and the proceeds from this offering subject us to Rule 419 and require the following:

(1)

Deposit and investment of proceeds

(i)

All offering proceeds shall be deposited promptly into the trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

(ii)

Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the or trustee.

(iii)

Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

(iv)

Deposited proceeds shall be invested in one of the following:

(A)

An obligation that constitutes a “deposit”, as that term is defined in section

3(l) of the Federal Deposit Insurance Act;

(B)

Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(4) of Rule 2a-7 under the Investment Company Act:

(C)

Securities that are direct obligations of, or guaranteed as to principal or interest by, the United States.

(v)

Interest or dividends earned on the funds, if any, shall be held in the trust account until the funds are released in accordance with the provisions of this rule.  If funds held in the trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release.  If funds held in the trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

(vi)

Under Rule 419(b)(2)(vi) the registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this rule, exclusive of interest or dividends, as those proceeds are deposited into trust account.  All subscription proceeds will be placed in the trust account.  None of the proceeds will be released to the registrant.  The proceeds will be released only after such time as the offering has been fully completed and Trustee then receives a written request of the Company.

(2)

Deposit of securities.

(i)

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

(ii)

Securities held in the trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law.  No transfer or other disposition of securities held in the trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

(iii)

Warrants, convertible securities or others derivative securities relating to securities held in the trust account may be exercised or converted in accordance with their terms; Provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the trust account.

(3)

Release of deposited funds and securities .

(i)

By Post-effective amendment for acquisition agreement: upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least Eighty percent (80%) of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

(4)

Information to Investors Regarding Acquisitions.

(i)

Within five days of the effective date of a post-effective amendment(s), we must send by first class mail, or other prompt means, to each purchaser of securities in trust a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto.

(ii)

Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor.  If we have not received written notification by the 45thbusiness day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in trust shall be sent by first class mail or other equally prompt means to the purchaser within five business days.

(iii)

If we do not consummate an acquisition within 18 months from the effective date of the initial registration statement, funds in trust shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

(iv)

No purchaser of our securities in this offering whose securities are held in trust pursuant to Rule 419 shall be able to sell such security other than pursuant to a Qualified Domestic Relations Order as defined by the Internal Revenue Code of 1986 as amended or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

The following are the terms of the offering as included in our trust agreement.  Each purchaser has the right to receive information regarding an acquisition, including the requirement that pursuant to Rule 419(c) of the 1933 Securities Act Amended that, purchasers must confirm in writing that investment in the securities registrant.

Terms of the Offering.

The terms of the offering must provide, and the Company must satisfy, the following conditions.

Within five business days after the effective date of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of securities held in the trust account, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the purchaser elects to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

The acquisition(s) meeting the criteria set forth in the above paragraph will be consummated if a sufficient number of purchasers confirm their investments; and

If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

Conditions for release of deposited securities and funds.

Funds held in the trust account may be released to the Registrant and securities may be delivered to the purchasers or other registered holder identified on the deposited securities only at the same time as or after:

The  trustee has received a signed representation from the Company, together with other evidence acceptable to the trustee, that the requirements of Rule 419(e) have been met; and

Consummation of an acquisition(s) meeting the requirements of Rule 419(e)(2)(iii).  The Trustee shall have no further duties hereunder after the disbursement or destruction of the  securities held in the trust account in accordance with Rule 419.

Conditions for return of deposited securities and funds.

If a consummated acquisition meeting the requirements of Rule 419 has not occurred by a date 18 months after the effective date of the initial registration statement,

The funds  held in the trust account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.

The securities  held in the trust account shall be returned by first class mail or equally prompt means to the Registrant within five business days following that date.

Any public transactions in our Common Stock by will require compliance with the registration requirements under the Securities Act.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with Rule 419 of the Securities Act and deposit all funds in the trust pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14A of the SEC and seeking the approval of the investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in trust by the trustee under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in trust, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resale of our securities by our stockholders, would not be available to us.

The Company

Organization:	We were incorporated in the State of New Jersey on August 12, 2014. Our principal office is located at 15 Gottenham St. Glebe, Sydney, NSW, Australia. Our telephone number is (312) 754-9499.

Capitalization:	Our Articles of Incorporation provide for the issuance of up to 100,000,000 shares of common stock, par value $0.0005. As of the date of this Prospectus there are 1,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:	Our President and Treasurer is George Sparsis. Geoff Wong is our Secretary. Our board of directors is George Sparsis and Geoff Wong. Both of these individuals devote less than full time to the operations of the business. The Company’s officers and directors devote no more than a few hours per week to the Company.

Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of The Company.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of at and have had no significant revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The Offering

Class of Securities Offered:	Common stock, par value $0.0005 per share.
No. of Shares being Sold in the Offering:	Five million (5,000,000).
Offering Price:	The Company intends to offer its common stock at $1.00 per share.
No. of Shares Outstanding:	As of the date of this Prospectus, there are 1,000,000 shares of the Company’s common stock issued and outstanding.
Termination of the Offering:

The offering will commence of the effective date of this prospectus and will terminate on or before November 30, 2016. Although we do not presently intend to do so, we have the right to amend the terms of the offering, but in no event will we extend the offering beyond November 30, 2016. Our Director may cancel the offering at any time.

Best efforts offering:

We are offering our Common Stock on a “best efforts” basis through our President, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Use of proceeds	We will use the proceeds of this offering to first cover administrative expenses incurred in connection with this offering and then for acquisitions as described herein.
Market for our Common Stock: Escrow Considerations:

There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Securities Act Rule 419(b)(3) and Exchange Act Rule 15g-8 restrict an investor’s ability to sell or otherwise transfer the securities purchased in this offering while such securities are held in escrow. Rule 15g-8 of the 1934 Securities and Exchange Act, as amended, makes it unlawful for any person to sell or offer to sell any security that is deposited and held in escrow pursuant to Rule 419(b)(3) under the Securities Act of 1933, as amended.

Common Stock Control	Mr. George Sparsis, our President and one of our two directors, currently owns a majority of the issued and outstanding common stock of the company.
Penny Stock Regulation	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3. The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4. The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

SUPPORTINGSMALLBUSINESS, INC.

Balance Sheet

As of September 30, 2015 (unaudited)

Assets

Cash $0

Total Assets $0

Liabilities Accounts Payable	$4,352
Total Liabilities	$4,352
Equity Common Stock	$500
Additional Paid In Capital	$125
Accumulated Deficit	($4,977)
Total Equity (Deficit)	($4,352)
Total Liabilities & Equity (Deficit)	$0

PART I. INFORMATION REQUIRED IN PROSPECTUS

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

From inception August 13, 2014 to September 30, 2015, we have generated no revenues and incurred a loss of $4,977. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

We may be unable to continue paying the costs of being a reporting public company.

The costs of being a public reporting company under the Securities Exchange Act of 1934 may be substantial and the Company may not be able to absorb the costs of being a public company which may cause us to cease being public in the future or require additional fundraising in order to remain in business. We estimate that in the future, costs for legal and accounting at $25,000 per year.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Bylaws generally limit our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Bylaws provide indemnification for our officers and directors to the fullest extent authorized by law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $25,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board.  Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our lack of history makes evaluating our business difficult.

We have a limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

-	Identify viable acquisition opportunities;

-	Be able to run any acquired acquisitions in a profitable manner;

-	Obtain the necessary funding to make acquisitions and provide for working capital; and

-	Adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

Management has other business activities which may compete with time commitments and potential business opportunities allocated toward the Company.

Our President and Treasurer George Sparsis, who is also one of our directors, is involved in other business activities and may, in the future, become involved in other business opportunities that become available. Mr. Sparsis’ other business activities may compete with time commitments allocated toward the Company. A potential conflict may arise if Mr. Sparsis’ other business activities coincide with an event of the Company. Mr. Sparsis may face a conflict in selecting between the Company and his other business interests. There can be no assurances made that in the event Mr. Sparsis’ other business activities or opportunities come into conflict that it will not diminish, or impact his role with the Company which would result in a loss of opportunity for the Company. The Company has not formulated a policy for the resolution of such conflicts. Mr. Sparsis has intentions of organizing additional blank-check companies in the future. No specific time or date has been established, however.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Risks Related to our Business

Each public stockholder will have the option to vote in favor of the proposed business combination with his, her or its shares in accordance with Rule 419 of the Securities Act of 1933, as amended.

In connection with any initial business combination, in accordance with the procedures under Rule 419(e)(2), each public stockholder will have the right to have his, her or its shares of common stock vote for or against such proposed business combination. Each shareholder shall have no fewer than 20 business days or more than 45 business days to notify us in writing of their decision to remain an investor in any proposed business combination.  Each public shareholder will receive by first class mail or other prompt means, sent by the company no more than five days after a post-effective amendment effective date, a copy of the post-effective amendment prospectus for the acquisition of a business.  We will consummate our initial business combination only if we have a majority of the outstanding shares of common stock voted in favor of the business combination.

If a consummated acquisition meeting the requirements of Rule 419 has not occurred by a date 18 months after the effective date of the initial registration statement the funds held in the escrow or escrow account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date. The securities held in the escrow or escrow account shall be returned by first class mail or equally prompt means to the Registrant within five business days following that date.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business's operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business's operations. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

None of our officers and only one of our directors has any previous experience in effecting a business combination through a blank check company which could limit our ability to complete a business combination.

None of our officers has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management's lack of experience in operating a blank check company could limit our ability to complete a business combination and could result in our having to liquidate the trust account.

As a blank check company, any registered offering of our securities will have to comply with Rule 419 under the Securities Act of 1933, which could impact our ability to raise equity funds from investors.

In offering of our securities with the Securities and Exchange Commission while we are a blank check company, we will have to comply with Rule 419 under the Securities Act of 1933. Rule 419 is a cumbersome rule applicable to blank check companies selling penny stocks in a registered offering. Rule 419 requires that the gross proceeds raised in such an offering be deposited into an escrow account with a financial institution insured by the FDIC or in a separate bank account established by a registered broker or dealer in which the broker or dealer acts as trustee for the persons having the beneficial interests in the account. Furthermore, Rule 419 requires the securities issued to investors in the blank check offering be issued in the name of such investors but certificates representing such securities must be deposited into the escrow account instead of being delivered directly to investors, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account. The initial registration statement for the blank check offering shall disclose the specific terms of the offering, including, but not limited to: The terms and provisions of the escrow or trust agreement and the effect thereof upon the company's right to receive funds and the effect of the escrow or trust agreement upon the investor's funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of investors’ funds resulting from deposits in excess of the insured amounts; and the obligation of the company to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to Rule 419, investors confirm in writing their investment in the company's securities. Rule 419 imposes certain additional disclosure obligations on companies making blank check offerings. Due to the requirements of Rule 419 and the fact that investors investing in blank check offerings have no idea if or when an acquisition or merger transaction will occur, or if the acquisition or merger target is worthy of the investors’ money or risks, it may be difficult for the company to pull off a blank check offering and even if the company is successful in raising funds in such an offering, it may not be able to find an attractive acquisition or merger candidate. Therefore, investors in a blank check offering will have their funds at risk for a prolonged period of time and they may not be happy with the results of an acquisition or merger, if one were to occur.

Scarcity of and competition for acquisition opportunities may limit possible business acquisitions, which may result in the failure of the business.

The Company is and will continue to be an insignificant participant in the business of seeking acquisition of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisition of companies that may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company; consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing an acquisition. Moreover, we will also compete in seeking acquisition candidates with numerous other small public companies.

We may be unable to identify or complete suitable acquisitions.

Acquisitions are a significant part of our growth strategy. However, we may be unable to implement this strategy if we cannot identify suitable acquisition candidates, reach agreement with acquisition targets on acceptable terms or arrange required financing for acquisitions on acceptable terms.

Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including, but not limited to:

•	the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in dilution to our existing stockholders;

•	we may find that the acquired company or technologies do not improve develop as planned;

•	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;

•	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

•	we may assume or be held liable for risks and liabilities as a result of our acquisitions, some of which we may not be able to discover during our due diligence or adequately adjust for in our acquisition arrangements;

•	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

•	we may incur one-time write-offs or restructuring charges in connection with the acquisition;

•	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings.

We cannot assure you that we will successfully integrate or profitably manage any of our acquired businesses.  In addition, we cannot assure you that, following any acquisition, our continued business will achieve profitability, efficiencies or synergies that justify acquisition or that the acquisition will result in increased earnings for us in any future period.  These factors could have a material adverse effect on our business, financial condition and operating results.

An acquisition candidate may be in the early stages of development or be financially unstable, which may result in a failed acquisition or in failure of the business after an acquisition.

A company that is a target for acquisition may be financially unstable, or may be in its early stages of development or growth without established records of sales or earnings. Thus it is possible that any such acquisition will fail or that our business may be adversely affected after completion of an acquisition, resulting in a loss of the investor’s investment.

A lack of diversification may limit future business opportunities and may affect future performance.

Our proposed operations, even if successful, will in all likelihood result in the Company engaging in an acquisition with companies in the technology industry. Our inability to diversify acquisitions into a number of areas may subject us to economic fluctuations within the technology industry and therefore increase the risks associated with our operations.

We depend heavily on key personnel, and turnover of key management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our President George Sparsis. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the acquisition and marketing aspects of our business, any part of which could be harmed by turnover in the future.

Our management has not had experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our founder and President George Sparsis is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $20,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

It will be difficult to serve process on or enforce a United States judgment against our directors.

Both of our directors named in this prospectus reside outside the United States. In addition, a substantial potion of the assets of these directors are located outside of the United States. As a result, you may have difficultly serving legal process within the United States upon any of these persons.  You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the Australian courts would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

  a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
  an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
  an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
  an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
  an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
  reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•         the first fiscal year following the fifth anniversary of this offering,

•         the first fiscal year after our annual gross revenues are $1 billion or more,

•         the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•         as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A.  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

We do not yet have substantial assets or revenues and are largely dependent upon the proceeds of this offering to fully fund our business. If we do not the sell shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next twelve months.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our President, who also serves as one of our Directors, owns a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our President George Sparsis, who also serves as one of our Directors, owns all of our outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our President, who is also one of our Directors, maintains significant control and can determine his own salary and perquisites.

Our President George Sparsis, who also serves as one of our Directors, owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase.

Prior to this Offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. Although the Company intends to become eligible for quotation on the Over the Counter Bulletin

Board through having a registered broker dealer submit a Form 15c211 with the National Association of Securities Dealers, there can be no assurance as to when the Company’s common stock will be declared eligible for quotation on the OTCBB. In addition, while the Company’s common stock may be eligible for quotation on the "Pink Sheets", the Company does not intend on pursuing having its common stock listed for quotation on the Pink Sheets. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCBB and as a result, an investor may find it difficult to dispose of any Shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTCBB, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange, and an investor may find it difficult to dispose of any Shares purchased hereunder.

We have not paid dividends and do not anticipate the payment of dividends.

The Company does not currently intend to pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business. Because no dividends will be paid, purchasers of shares should not expect any return on their investment in the form of cash dividends.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect t0 rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of New Jesery state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to New Jersey’s control share law. A corporation is subject to New Jersey’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of New Jersey, and it does business in New Jersey or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

New Jersey’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, New Jersey has a business combination law which prohibits certain business combinations between New Jersey corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of New Jersey law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of New Jersey’s business combination law is to potentially discourage parties interested in taking control of Capital from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Total Before Expenses	$1,250,000	$2,500,000	$3,750,000	$5,000,000

Offering Expenses
Legal & Accounting	$19,404	$19,404	$19,404	$19,404
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
SEC Filing Fee	$504	$504	$504	$504
Total Offering Expenses	$23,158	$23,658	$24,408	$25,408

Net Offering Proceeds	$1,226,843	$2,476,343	$3,725,593	$4,974,593

Expenditures
Legal, Accounting and Reporting	$35,000	$40,000	$45,000	$45,000
Acquisition costs	$1,191,843	$2,436,343	$3,680,593	$4,929,593
Total Expenditures	$1,226,843	$2,476,343	$3,725,593	$4,974,593

Net Remaining Proceeds	$-	$-	$-	$-

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

☐	for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC; and

☐	Acquisition costs.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering.  The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•	our lack of significant revenues

•	our business model, and our lack of comparable publicly held companies to compare our model to

•	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of September 30, 2015, our net tangible book value was $(000) or $(0.0000) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2015.  The following table sets forth as of September 30, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $1.00 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$1.00	$1.00	$1.00	$1.00
Post Offering Net Tangible Book Value	$1,245,648	$2,495,648	$3,745,648	$4,995,648
Post Offering Net Tangible Book Value Per Share	$0.55362133	$0.71304229	$0.78855747	$0.83260800
Pre-Offering Net Tangible Book Value Per Share	$0.000000	$0.000000	$0.000000	$0.000000
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.55362133	$0.71304229	$0.78855747	$0.83260800
Dilution Per Share for New Shareholders	$0.44638	$0.28696	$0.21144	$0.16739
Percentage Dilution Per Share for New Shareholders	44.64%	28.70%	21.14%	16.74%

Capital Contribution by Purchasers of Shares	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Capital Contribution by Existing Shares	$1,000	$1,000	$1,000	$1,000
% Contribution by Purchasers of Shares	99.92%	99.96%	99.97%	99.98%
% Contribution by Existing Shareholder	0.08%	0.04%	0.03%	0.02%
# of Shares After Offering Held by Public Investors	1,250,000	2,500,000	3,750,000	5,000,000
# of Shares After Offering Held by Existing Investors	1,000,000	1,000,000	1,000,000	1,000,000
Total Shares Issued and Outstanding	2,250,000	3,500,000	4,750,000	6,000,000
% of Shares - Purchasers After Offering	55.56%	71.43%	78.95%	83.33%
% of Shares - Existing Shareholder After Offering	44.44%	28.57%	21.05%	16.67%

Assuming the Issuer sells the entire offer of 5,000,000 shares, after giving effect to the sale of common shares in this offering, and after estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2015 would have been $4,995,648 or $.833 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $.833 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $.167 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

PLAN OF DISTRIBUTION

This Prospectus relates to the sale of 5,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell.

The common shares are being offered solely by George Sparsis, the Company’s President, Treasurer, and a Director. Mr. Sparsis will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Sparsis. Mr. Sparsis is not subject to a statutory disqualification and is not associated persons of a broker or dealer. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. George Sparsis is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. George Sparsis will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. With respect to Rule 3a4-1, George Sparsis---hereinafter referred to as “the associated person”---will restrict his participation in this offering to the following activities: Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; Provided, however, that the content of such communication is approved by a partner, officer or director of the issuer; Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or Performing ministerial and clerical work involved in effecting any transaction.

George Sparsis does not intend to solicit any potential purchasers through oral solicitation and his participation in the offering will be limited to the activities set forth in Rule 3a4-1(a)(4)(iii) under the Exchange Act. George Sparsis plans to take a passive approach in the offering, only directly soliciting potential investors that are family, friends, and business acquaintances all of which will be done without oral solicitation, and only through the mailing of letters notifying such individuals of the Company’s offering. Should they then choose to invest, George Sparsis will perform ministerial and clerical work involved in effecting any such transaction. George Sparsis will also perform the same ministerial and clerical work should other individuals come forth that would like to invest who discovered the offering through other means such as the internet, word of mouth, or other indirect means. Such limitations on George Sparsis’ participation may severely limit the ability of investors to sell shares as part of the direct offering. It should be noted that George Sparsis will only be able to utilize written communication should he have written approval of the Company’s sole other officer Geoff Wong.

Additionally, Mr. Sparsis primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Sparsis has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 5,000,000 shares being offered, (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission, or (iii) or the decision by Company management to deem the offering closed.

There are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

Securities Act Rule 419(b)(3) and Exchange Act Rule 15g-8 restrict an investor’s ability to sell or otherwise transfer the securities purchased in this offering while such securities are held in escrow. Rule 15g-8 of the 1934 Securities and Exchange Act, as amended, makes it unlawful for any person to sell or offer to sell any security that is deposited and held in escrow pursuant to Rule 419(b)(3) under the Securities Act of 1933, as amended.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell her or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

OTC Electronic Bulletin Board Considerations

To be quoted on the OTC Electronic Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Electronic Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: AL, GA, IL, KY, LA, MT, SD, TN, VT, and WI.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Subscription Process

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

-	prospectus, with subscription agreement, is delivered by the Company to each offeree;

-	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;

-	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;

-	once approved by counsel, the subscription is accepted by our Chief Executive Officer, and the funds deposited into an account labeled: Company Name, Inc. within four (4) days of acceptance;

-	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the following:

Client Trust Account for Supportingsmallbusiness Inc. at The Tracy Firm

Fifth Third Bank (an insured depository institution)

1500 N Main St, Wheaton, IL 60187

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0005 per share, (the "Common Stock"), of which there are 1,000,000 issued and outstanding. The following summarizes the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

The Company presently has 1,000,000 shares of common stock issued and outstanding, all of which are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If, after a business combination, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, we may apply for quotation of our securities on the Over-the-Counter Bulletin Board. We will require a market-maker to apply for the quotation of our common stock on the Over-the-Counter Bulletin Board, but there can be no assurances that a market-maker or quotation will be obtained. In certain cases we may elect to have our securities initially quoted in the “pink sheets” published by the OTC Markets Group, Inc. On April 7, 2000, the Securities and Exchange Commission issued a clarification with regard to the reporting status under the Securities Exchange Act of 1934 of a non-reporting company after it acquired a reporting “blank check” company. This letter clarified the Commission’s position that such Company would not be a successor issuer to the reporting obligation of the “blank check” company by virtue of Exchange Act Rule 12g-3(a), because the definition of "succession," according to the SEC, requires "the direct acquisition of the assets comprising a going business," and that a ""blank check" company did not seem to satisfy these criteria."

Therefore, as a result of the letter, the Company intends that any merger it undertakes would not be deemed a "back door" registration since it would remain the reporting company and the Company that it merges with would not become a successor issuer to its reporting obligations by virtue of Commission Rule 12g-3(a). A "back door" registration is used to describe the way a formerly non-reporting company first presents disclosure in a Commission filing about itself after completion of a Rule 12g-3(a) transaction, or after it acquired a reporting “blank check" company, such as the Company. Because the information is filed under cover of Form 8-K rather than Form 10, it has been referred to in this way.

Rules 504, 505 and 506 of Regulation D

The Commission is of the opinion that Rule 504 of Regulation D regarding exemption for limited offerings and sales of securities not exceeding $1,000,000 is not available to blank check companies. However, Rules 505 and 506 of Regulation D are available.

We have considered the possible need and intend to issue shares prior to any business combination relying on the exemption provided under Regulation D of The Securities Act of 1933 as the need arises to complete a business combination, to retain a consultant, finder or other professional to locate and investigate a potential target company or for any other requirement we deem necessary and in the interest of our shareholders. We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to organizational efforts, obtaining initial financing, and preparing a registration statement to file with the Securities and Exchange Commission.

Transfer Agent

We presently serve as our own transfer agent and registrar for our common stock. Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

Escrow Considerations

Securities Act Rule 419(b)(3) and Exchange Act Rule 15g-8 restrict an investor’s ability to sell or otherwise transfer the securities purchased in this offering while such securities are held in escrow. Rule 15g-8 of the 1934 Securities and Exchange Act, as amended, makes it unlawful for any person to sell or offer to sell any security that is deposited and held in escrow pursuant to Rule 419(b)(3) under the Securities Act of 1933, as amended.

(b) Debt Securities.  None.

(c) Other Securities to be Registered. None.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements for the period from inception to December 31, 2014 included in this prospectus have been audited by Haskell & White LLP, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 2100 Manchester Road, Suite 615, Wheaton, IL 60187 (888) 978-9901.

DESCRIPTION OF BUSINESS

Plan of Operations

The Company was incorporated in the State of New Jersey on August 12, 2014. The Company was formed for the purpose of identifying acquisition, merger or other business combination opportunities. To such end, other than initial organizational efforts and the preparation of this registration statement, the Company has not engaged in any material business operations – nor does the Company expect or intend to engage in any material business operations absent a merger or other business combination with an operating business. There can be no guarantee that any such transaction will occur, however. Commensurate with the Company’s general lack of general operations, the Company does not (a) own any personal, intangible or real property; (b) have any full time employees; or (c) material net worth.

The operational objective of the Company is to provide a conduit for either a domestic or foreign private company to become a reporting company under the Exchange Act of 1934, whose securities are qualified for trading in the United States secondary market. These markets include the New York Stock Exchange, NASDAQ and the OTCQB. The Company, through its officers, will endeavor to identify, evaluate, and where such due diligence warrants, seek to acquire or merge with a private company. The evaluation of any potential target company will be completed solely by the Company’s officers, and the decision to seek to acquire or merge any private company will be made by him, in his sole and absolute discretion. There can be no assurance, however, that should an acquisition or merger occur, that a public listing will in fact ever occur.

In consideration of the Company’s planned business operations, the Company is considered a “blank check” company. The U.S. Securities and Exchange Commission defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under Rule 12b-2 of the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Contemplated Target Companies

The Company’s plan of operations will not be limited in scope by way of particular industries or markets. That is, the Company may, at the discretion of its officers, seek to identify and evaluate private companies that operate in any industry or market. Moreover, the Company will not be limited by geography, in that our officers may elect to identify and evaluate both domestic and foreign private companies.

When evaluating the relative attractiveness of a particular private company, operational factors that the Company will consider include, but are not limited to:

-	Profitability, profit margins and dividend yield, if any;

-	Revenues, revenue growth rate and concentration of revenues across product/service lines, geography and other factors;

-	Financial ratios such as liquidity ratios, profitability ratios and leverage ratios

-	Industry size and growth rates; and

-	Geographic market size and growth rates.

In addition to the aforementioned, the Company may evaluate private companies based on various qualitative factors that our officers, in their sole discretion, may deem appropriate for purposes of determining the relative attractiveness of such company. These factors may be largely subjective and may prove to be neither an accurate or effective means of attributing value to a particular private company. The Company lacks sufficient resources to retain business valuation or other professionals that could offer assistance in evaluating private companies, and thus will rely entirely upon its officers. In such regard, the business judgment of the Company’s officers will be the lone determining factor as to the evaluation of any private company and the decision to ultimately seek an acquisition or merger with said company.

Form of Transaction

Should the Company elect to seek a business combination with a private company it deems attractive, the manner of such business combination may take a number of forms. Given the anticipated uniqueness of any contemplated transaction, the form in which any such business combination transaction will ultimately take is unclear. The most likely form of business combinations are asset acquisitions, stock acquisitions and mergers.

An asset acquisition involves the acquisition of a company’s assets as opposed to a majority of its common stock. Perceived advantages of an asset acquisition include the ability: (a) to acquire a company’s operational assets without having to assume some or all of its liabilities; (b) to acquire an operating business without having to obtain the approval of certain minority shareholders; and (c) to avoid having to comply with various state and federal securities laws. Conversely, an asset acquisition involves certain disadvantages which may preclude its use, including; (a) the inability for the selling company to transfer permits, licenses and contracts; and (b) the implication of capital gains taxes as well as sales or transfer taxes. Given the fact that the Company has minimal financial resources, and does not expect to receive any significant infusion of capital, any asset acquisition would have to be effectuate through the issuance of our common stock in lieu of cash. The shareholders of any private company that we may seek to acquire the assets of, may not be willing to accept the Company’s common stock in lieu of cash, which may limit potential asset acquisition targets. It is likely that following any such asset acquisition, our current stockholder will cede his controlling interest in the Company as the selling private company will likely demand a majority interest in the Company.

A stock acquisition involves the acquisition of a majority interest of a company’s common stock. Stock acquisitions are the most common form of acquisition due to the relative simplicity and speed with which an acquisition can be concluded. Following a stock acquisition, the acquired company would become a subsidiary of the Company. Other perceived advantages include: (a) less disruption to the operations and the selling company; (b) the ability to acquire intangible assets such as goodwill and tax net operating losses, if available; and (c) not having to re-title assets. Yet still, however, the Company lacks sufficient financial resources to effectuate the acquisition of the stock of a private company. Thus, the Company will seek to acquire the controlling stock interest in any private company through the issuance of additional common stock as consideration. Stockholders of private companies may not want to accept our common stock in lieu of cash, which may limit the number of potential stock acquisition targets. It is likely that following any stock acquisition, our current stockholder will cede his controlling interest in the Company.

Finally, the Company may seek to effectuate a business combination through a merger. Such a transaction would contemplate the Company issuing its common stock to the stockholders of a private company as consideration to combine the companies, with the Company being the surviving entity. While any contemplated transaction will be unique and may require other forms of merger, the Company will endeavor to effectuate a “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended. To obtain “tax free” treatment, the controlling stockholders of the acquired company must own at least 80% of the voting stock of the surviving entity (in this case, the Company). As such, the then-existing stockholders of the Company would own less than 20% of the Company. Moreover, given the relative perceived value of both the Company and the target company by their respective stockholders, the existing stockholders of the Company may be compelled to divest more than 20% in order to complete the transaction.

With respect to any of the business combination transactions described herein, a majority vote of our stockholders approving such transaction is required. In the event of a merger, New Jersey corporate law requires a stockholder meeting to hold a vote on such transaction. In either instance, the requirement of stockholder approval may delay the closing of any business combination transaction.

Perceived Benefits of Business Combination

The Company lacks significant assets, financial resources or operating history. As such, the perceived benefit of a business combination with the Company would be it status as a reporting company. As a reporting company, subsequent to a business combination with an operating private company, the Company may qualify for a public listing on the New York Stock Exchange, NASDAQ or the OTCQB. While there can be no guarantee that the Company post-business combination would qualify for a public listing, there are certain perceived benefits of being publicly traded that our officers believes will position the Company as a viable business combination opportunity to operating private companies. These perceived benefits include, but are not limited to:

-	Greater access to capital markets;

-	Increased access to bank and other institutional financing;

-	Ability to utilize company stock in lieu of cash for acquisitions and professional compensation;

-	Investor confidence obtained by virtue of reporting company audit requirements;

-	Liquidity provided to minority stockholders

-	Liquidity provided to company founders and large stockholders for divestiture and estate planning purposes;

-	Increased corporate visibility and corporate prestige

In light of the aforementioned, we are of the belief that private companies may be interested in pursuing a business combination with the Company where, among other factors, the company is:

-	Desirous of raising capital and has not otherwise been successful in previous attempts to raise capital through conventional financing such as bank financing;

-	Desirous of raising capital on terms it deems more acceptable that what is current offered to the company;

-	A foreign company that seeks access to the United States capital markets;

-	Controlled by one or more large shareholders who seek to divest all or part of their stock interest as a manner of estate planning or otherwise;

-	Desirous of acquiring other companies or assets through the issuance of its securities in lieu of cash; and

-	Seeking to obtain one or more of the perceived benefits of becoming a public company.

Reporting Obligations; Disclosure of Business Combination

The Company will not seek to complete a business combination with a private company for which audited financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) cannot be obtained for such company. As the Company cannot assure that any particular private company that it identifies or evaluates as a possible business combination will either have GAAP based financials or otherwise be able to produce them, we may be limited in the number of potential private company business combination opportunities. Moreover, while a potential business combination target may be able to produce GAAP financial statements, such company may not have sufficient financial resources to meet the ongoing Exchange Act audit requirement, therefore disqualifying the company as a viable opportunity.

Upon the consummation of a business combination, the Company will file with the SEC a current report on Form 8-K to disclose the material aspects of the business combination including, the terms of the transaction and a description of the business and management of the target private company, among other things, and will include audited consolidated financial statements of the Company giving effect to the business combination. Stockholders of the Company's securities will be able to access the Form 8-K and other filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission's Web site, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at Room 1518, 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DESCRIPTION OF PROPERTY

Our Company does not own any personal or intangible property. The Company neither rents nor owns any properties. The Company’s principal executive offices are personally owned by our CEO and Director, Mr. George Sparsis. Mr.Sparsis currently offers the space to the Company as its corporate office at no charge. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

(a) Market Information.

The Company’s common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officers and directors have any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of September 30, 2015 there were four (4) record holders of an aggregate of 1,000,000 shares of our Common Stock issued and outstanding. See section below titled “Certain Relationships and Related Transactions, Director Independence, Corporate Governance.”

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Supportingsmallbusiness, Inc.

We have audited the balance sheet of Supportingsmallbusiness, Inc (the “Company”) as of December 31, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (August 12, 2014) through December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Supportingsmallbusiness, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period from inception (August 12, 2014) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage and has not commenced any operations, nor generated any revenue. The Company will require funding from its incorporators or other sources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Further information and management’s plans in regard to this uncertainty are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HASKELL & WHITE LLP

November 23, 2015

Irvine, California

Supportingsmallbusiness, Inc.

Balance Sheet

As of December 31, 2014

Assets
Cash	$500
Total Assets	$500

Liabilities
Accounts Payable	$900
Total Liabilities	$900
Equity
Common Stock	$500
Additional Paid In Capital	$125
Accumulated Deficit	($1,025)
Total Equity (Deficit)	($400)
Total Liabilities and Equity	$500

Supportingsmallbusiness, Inc.

Balance Sheet

as of September 30, 2015 (unaudited)

Assets
Cash	$0
Total Assets	$0
Liabilities Accounts Payable	$4,352
Total Liabilities	$4,352
Equity Common Stock	$500
Additional Paid In Capital	$125
Accumulated Deficit	($4,977)
Total Equity (Deficit)	($4,352)
Total Liabilities & Equity (Deficit)	$0

Supportingsmallbusiness, Inc.

Statement of Operations

For the Period from Inception (August 12, 2014) to December 31, 2014

Revenues	$0
General and Administrative Expenses	$1,025
Net Loss	($1,025)
Net Loss Per Share	($0)
Weighted Average Number of Shares	1,000,000

Supportingsmallbusiness, Inc.

Statement of Operations

For the Nine Months Ended September 30, 2015 (unaudited)

Revenues	$0
General and Administrative Expenses	$3,952
Net Loss	($3,952)
Net Loss Per Share	($0)
Weighted Average Number of Shares	1,000,000

Supportingsmallbusiness, Inc.

Statement of Stockholders' Equity (Deficit)

For the Period from Inception (August 12, 2014) Through December 31, 2014

Common Stock

	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total Stockholders Equity
Balance as of August 13, 2014	0	$0	$0	$0	$0
Issuance of Shares	1,000,000	$500			$500
Contributed Capital			$125		$125
Net Income (Loss)				($1,025)	($1,025)
Balance as of December 31, 2014	1,000,000	$500	$125	($1,025)	($400)

Supportingsmallbusiness, Inc.

Statement of Stockholders' Equity (Deficit) For the Nine Months Ended September 30, 2015 (unaudited)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Stockholders Equity
Balance as of December 31, 2104	1,000,000	$500	$125	($1,025)	($400)
Issuance of Shares	-	-
Net Income (Loss)				($3,952)	($3,952)
Balance as of Sept. 30, 2015	1,000,000	$500	$125	($4,977)	($4,352)

Supportingsmallbusiness, Inc.

Statement of Cash Flows

For the Period From Inception (August 12, 2014) Through December 31, 2014

Net Loss	($1,025)

Operating Expenses Contributed	$125

Change in Accounts Payable	$900

Net Cash Used In Operating Activities	$0

$500
Cash Contributed in Exchange for Shares
$500
Net Cash Provided by Financing Activities

Cash and Cash Equivalents - Beginning of Year	$0

Cash and Cash Equivalents - End of Year	$500

Supportingsmallbusiness, Inc.

Statement of Cash Flows

For the Nine Months Ended September 30, 2015 (unaudited)

Net Loss	($3,952)

Operating Expenses Contributed	$0

Change in Accounts Payable	$3,452

Net Cash Used In Operating Activities	($500)

Cash Contributed in Exchange for Shares	$0

Net Cash Provided by Financing Activities	$0

Cash and Cash Equivalents - Beginning of Year	$500

Cash and Cash Equivalents - End of Year	$0

Notes to Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Supportingsmallbusiness, Inc. (“Company”) was incorporated under the laws of the State of New Jersey on August 12, 2014, and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION – DEVELOPMENT STAGE COMPANY

The Company has early adopted Accounting Standards Update No. 2014-10 “Development Stage Entities (Topic 915), which eliminates certain financial reporting requirements. The financial statements of the Company have been prepared on an accrual basis. As the Company has no operations and is seeking to effect a capital transaction, the Company is subject to significant risks and uncertainties, including failing to secure additional funding. See management’s plans in Note 4 to the financial statements. The Company has elected a fiscal year ending on December 31.

The unaudited financial statements of the Company as of and for the nine month period ended September 30, 2015 have been prepared in accordance with the accounting principles generally accepted in the United States of America for interim financial information and pursuant to Regulation S-X under the Securities Act of 1933, as amended. Accordingly, they do not include all of the information and notes disclosures required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards Board Accounting Standard Codification (“ASC”) 820, " Fair Value Measurement," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of our financial instruments, which consists of current assets and liabilities approximate fair values due to the short-term maturities of such instruments.

INCOME TAXES

Income taxes are provided in accordance with ASC 740 "Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred income tax expenses or benefits due to the Company not having any material operations for period ended December 31, 2014. The Company did incur a tax expense of $500, which is the minimum Gross Receipts Tax in New Jersey.

BASIC EARNINGS (LOSS) PER SHARE

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period. Common stock equivalents are not used in the computation of loss per share as their effect would be antidilutive.

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3. INCOME TAXES

We have completed our 2014 Income Tax Return and have elected to carry over our loss. Because the company has not generated any revenue, it has not recorded a Deferred Tax Asset for any accumulated Net Operating Losses (NOLs.)

NOTE 4. GOING CONCERN

The Company's financial statements are prepared using U.S. GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. The Company is currently and expected to meet its operating and maintenance requirements by funds from the chief executive officer.

NOTE 5. SHAREHOLDER'S EQUITY

Upon formation, the Board of Directors issued 1,000,000 shares of common stock for $500, which along with an additional

$125 initially capitalized the Company. The stockholders' equity section of the Company contains the following classes of capital stock; Common stock, $0.0005 par value: 100,000,000 shares authorized; 1,000,000 shares issued and outstanding.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company has incurred $525.00 as of December 31, 2014 to George Sparsis, the Company chairman, for consulting services of which $125.00 was contributed as capital and $400.00 is accrued as a liability. Subsequent to year end, an additional $3,140 of company costs were paid by George Sparsis on the Company’s behalf. The total amount remains unpaid as of September 30, 2015.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of this filing, noting no items that would impact the accounting for the transactions recognized or require additional disclosure.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations, maintaining the filing of Exchange Act reports, the investigation, analyzing, and consummation of an acquisition for an unlimited period of time will be paid without recompense from additional money contributed by George Sparsis, one of our Directors and our President and Treasurer. Funds provided by Mr. Sparsis are limited to expenses to maintain reporting obligations and investigation, analyzing and consummation of an acquisition.

Result of Operations

For the period from August 12, 2014 (inception) to September 30, 2015, we have generated no income and have incurred expenses of $4,977 for a net loss of ($4,977). Our expenses are for agent fees, basic state and local fees, taxes and costs related to filing this Form S-1 with the SEC (collectively, $3,937), and George Sparsis’ consulting fees ($1,040).

To meet our need for cash we are attempting to raise money from this offering. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Income & Operation Taxes

We are subject to income taxes in the U.S.

Net Loss

We incurred net losses of ($4,977) for the period from August 12, 2014 (inception) to Sept. 30, 2015.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, we have generated no revenue and accumulated operating losses.  In addition, we do not currently have sufficient working capital to meet current operating needs for the next 12 months.  All of these factors raise substantial doubt about our ability to continue as a going concern.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2016. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of September 30, 2015 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has generated no revenues from operations and therefore lacks meaningful capital reserves.

We are attempting to raise funds to proceed with our plan of operation. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

Liquidity

As of September 30, 2015
Current Ratio*	0.0
Total Debt/Equity Ratio**	(1.00)
Total Working Capital***	($4,977)

______

*Current Ratio = Current Assets /Current Liabilities.

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

*** Working Capital = Current Assets – Current Liabilities.

Cash Requirements

During the next 12 months we anticipate incurring costs related to:

(i) filing of Exchange Act reports, and

(ii) investigating, analyzing and consummating an acquisition.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not effected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

DIRECTORS AND EXECUTIVE OFFICERS

(a)  Identification of Directors and Executive Officers and Significant Employees

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

George Sparsis	64	President, Treasurer and Director
Geoff Wong	62	Secretary, Director

George Sparsis is the chairman of both Supportingsmallbusiness, Inc. and Citi Sales and Leasing. He has significant experience in small business development having founded firms in the automotive finance and leasing, and building, developing and general contracting industries. For the past 45 years he has served as a self-employed consultant to small businesses in a wide range of industries and is licensed as a Real Estate Business Broker Auctioneer. Mr. Sparsis’ business development experience and a consistent demonstration of his entrepreneurial spirit has the Company to elect him as a Director.

Geoff Wong currently serves as a Director for Supportingsmallbusinesness, Inc. and Citi Sales and Leasing. From 2004 to January 2006 he was an analyst and accountant with Shamrock Consulting. From January 2006 until his resignation in 2012 he was the Chief Executive Officer of RSL Cabs. Shortly after his resignation he was approved by Mr. Sparsis and invited to join him in his various business endeavors. He has also held positions at International Currency Services – Australia and has over 28 years of experience as a civil servant with the Australian Federal Government as well as the State of New South Wales. Mr. Wong received his Bachelor of Business degree from the University of Technology in Sydney, NSW, Australia and is a Certified Practicing Accountant. Mr. Wong’s business experience, leadership qualities, and education has encouraged the Company to elect him as a Director.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

(b) Family Relationships. None.

(c) Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

* Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

* Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

* Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

* Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) Audit Committee. The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has determined that Mr. Wong is a qualified financial expert.

(d) Code of Ethics. We do not currently have a code of ethics.

( e) Blank Check Company Experience. We do not have blank check company experience.

EXECUTIVE COMPENSATION

The Company's officers and directors have not received any cash compensation for their services rendered to the Company since inception, and have not received such compensation in the past. As of September 30, 2015, Mr. Sparsis has accrued $1,040 as compensation for consulting services. do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such. The Company's officers and directors intend to devote no more than a few hours a week to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed, or otherwise presented.

SUMMARY EXECUTIVE COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George Sparsis (President, Treasurer, Director) Geoff Wong	2014 2015 2014 2015	525 640 n/a n/a	n/a n/a n/a n/a	n/a n/a 25,000 25,000	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name	Number of Shares of Common stock	Percentage
George Sparsis (President, Treasurer, Director)	890,000	89%
Geoff Wong (Secretary, Director)	50,000	5%

All executive officers and directors as a group [2 persons]	940,000	94%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 1,000,000 shares of common stock outstanding as of September

30, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSATIONS, DIRECTOR INDEPENDENCE, CORPORATE GOVERNANCE

On August 13, 2014, the Company issued One Million restricted shares of its common stock to Anshuman Sehgal, George Sparsis and Geoff Wong in exchange for incorporation fees, and maintenance fees. All shares were considered issued at their par value ($.0005 per share,) with additional paid in capital of $125.00. See Item below titled "Recent Sales of Unregistered Securities" for further information, including subsequent transactions. With respect to the sales made to these three stockholders, the Company relied upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

Mr. Sparsis, has paid all expenses incurred by the Company, which include only resident agent fees, basic state and local fees and taxes and costs related to filing this Form S-1 with the SEC. We have accounted for some fees as additional paid in capital to the corporation.

The Company has incurred $1,165.00 as of September 30, 2015 to George Sparsis, our President, for consulting services of which $125.00 was contributed as capital and $1,040.00 is accrued as a liability. The amount remains unpaid as of September 30, 2015.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Corporate Governance and Director Independence.

The Company has not:

•	established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

REPORTS TO SECURITIES HOLDERS

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Up to a Maximum of 5,000,000 Common Shares

at $1.00 per Common Share

Prospectus

Supportingsmallbusiness Inc.

February 9, 2016

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$504
EDGAR/Printing Expenses	$2000
Auditor/Accounting Fees and Expenses	$11,904
Legal Fees and Expenses	$7,500
Transfer Agent Fees	$3,500
TOTAL	$25,408

The organization costs were all expensed in the period presented.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The New Jersey general corporation laws provide that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statutes require court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

Pursuant to Section 4(2) of the Securities Act of 1933, on August 13, 2014, the Company issued the following: an aggregate of 965,000 restricted shares of its common stock to George Sparsis in exchange for incorporation fees and annual resident agent fees; 25,000 restricted shares of its common stock to Geoffrey Wong in exchange for developing our business concept and plan; and 10,000 to Anshuman Sehgal for developing our business concept and plan.

Pursuant to Section 4(2) of the Securities Act of 1933, on June 25, 2015, the Company issued 10,000 restricted shares of its common stock to Marc Estrella in exchange for legal services; and 10,000 restricted shares of its common stock to Renz Mar Antenor in exchange for business consulting services.

On October 1, 2015, Marc Estrella and Anshuman Sehgal surrendered 10,000 shares each; the whole of their current holdings. On October 6, 2015, George Sparsis surrendered 75,000 shares. George Sparsis continues to hold 890,000 restricted shares of common stock.

Pursuant to Section 4(2) of the Securities Act of 1933, on October 6, 2015, the Company issued 25,000 shares to Geoff Wong in exchange for services rendered; and 50,000 shares to Adam S. Tracy in exchange for legal services.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

•         None of these issuances involved underwriters, underwriting discounts or commissions;

•         We placed restrictive legends on all certificates issued;

•         No sales were made by general solicitation or advertising;

•         Sales were made only to accredited investors.

In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since the Company expects to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

The financial statements and related notes are included as part of this S-1 registration statement as indexed in the appendix on page __ through ___.

(b) Exhibits.

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Certificate of Incorporation				x
3.2	By-Laws				x
4.1	Escrow Agreement	x
4.2	Subscription Agreement	x
5.1	Opinion re: Legality and Consent of Counsel				x
10.1	Written Description of Oral Agreement	X
23.1	Consent of Independent Auditors	X

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Roselle, State of New Jersey, on February 9, 2016.

Supportingsmallbusiness Inc.

By: /s/ George Sparsis George Sparsis President, Treasurer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ George Sparsis George Sparsis	President, Treasurer, Director	February 9, 2016